Collective Brands Reports 2012 First Quarter Financial Results

Same Store Sales Up 8.1%; Earnings Per Share Up 28.6%; Adjusted EPS Up 61.9%

TOPEKA, Kan., May 22, 2012 /PRNewswire/ -- Collective Brands, Inc. (NYSE:PSS) today reported financial results for its 2012 first quarter ended April 28, 2012. The first quarter 2012 net earnings attributable to Collective Brands, Inc. were $33.2 million, or $0.54 per share, compared to $26.4 million, or $0.42 per share, in the first quarter of 2011.

Collective Brands' first quarter 2012 net sales increased 5.0% to $912.1 million. This was driven by the Company's 8.1% comparable store sales(1)increase and sales growth of 8.3% in the Performance + Lifestyle Group ("PLG") Wholesale segment, offset in part by operating 365 fewer stores.

Adjusted earnings per share(2) were $0.68 compared to $0.42 in the first quarter of 2011. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA")(2) were $88.4 million compared to $75.0 million the prior year, an increase of 17.9%.

The first quarter 2012 adjustments totaled $9.1 million on a pre-tax basis, or $0.14 per diluted share:

  $6.4 million related to the review of strategic alternatives, and,
  $2.7 million related to the store closing initiative for lease termination and other exit costs.

"Our first quarter results show that the new Payless strategy is working domestically and the turnaround in that business has begun," said Michael J. Massey, Chief Executive Officer of Collective Brands, Inc. "At Payless we are employing a strategy that emphasizes re-connecting with our core budget-conscious consumer with more relevant price points and styles. We are now implementing these strategic changes across Payless internationally and seeing some positive results there as well. Similarly, the double-digit same store sales growth at Stride Rite retail stores demonstrates the progress we are making at the Stride Rite Children's Group, which helped offset a slightly more challenging wholesale environment at the Performance + Lifestyle Group."

Consolidated Quarterly Results – Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended April 28, 2012 and April 30, 2011:

	1st Qtr 2012	Adjusted(2) 2012	1st Qtr 2011	Change
Net sales	$912.1	$912.1	$869.0	$43.1
Gross margin	35.6%	35.8%	35.7%	10 bps
Selling, general & administrative (SG&A) expense ratio	30.2%	29.4%	30.8%	140 bps
Net earnings attributable to Collective Brands, Inc.	$33.2	$41.7	$26.4	$15.3
Diluted earnings per share	$0.54	$0.68	$0.42	$0.26
  Net sales for the quarter increased due to same store sales growth at Payless in North America and growth at PLG.  An improved merchandise mix focused on increasing the percentage of our Incredible Value Every Day program, sharper opening price points, and more basic fashions – along with favorable weather – drove the Payless increase.  PLG Wholesale and retail stores also contributed to the overall net sales increase.
  The flat gross margin rate reflected improved margins in our retail businesses – driven by sales strength – offset by declines in PLG Wholesale.
  The SG&A ratio improved, driven by sales leverage in both Payless Domestic and PLG.

Inventory at the end of the quarter was $571.4 million, down 0.8% versus year ago levels. Inventory was lower as the result of having fewer retail stores, higher sales, and better matching inventory levels to demand at PLG, while at the same time having greater depth, as planned, in Payless and Stride Rite retail stores.

During the first quarter, the Company added 7 new stores (5 Payless and 2 PLG), closed 27 stores (25 Payless and 2 PLG), and relocated 12 stores (11 Payless and 1 PLG).

Wholly-Owned and Joint Venture Store Counts	Apr. 28, 2012	Jan. 28, 2012	Apr. 30, 2011
Payless Domestic	3,480	3,499	3,788
Payless International	660	661	670
Performance + Lifestyle Group	336	336	383
Total Stores	4,476	4,496	4,841

The Company also franchised stores in 24 countries and territories as of the end of the first quarter 2012.

Franchise Store Counts	Apr. 28, 2012	Jan. 28, 2012	Apr. 30, 2011
Payless International	160	143	79
Stride Rite	25	20	10
Total Franchise Stores	185	163	89

Quarterly Segment Results (dollars in millions)

	2012	Adjustments	Adjusted(2) 2012	2011	Adjusted 2012 vs. 2011	% Change
Net Sales
Payless Domestic	$513.9	-	$513.9	$498.4	$15.5	3.1%
Payless International	101.2	-	101.2	97.5	3.7	3.8%
PLG Wholesale	230.2	-	230.2	212.5	17.7	8.3%
PLG Retail	66.8	-	66.8	60.6	6.2	10.2%
Total	$912.1	-	$912.1	$869.0	$43.1	5.0%

Operating Profit/(Loss)
Payless Domestic	$23.3	$8.0	$31.3	$13.0	$18.3	140.8%
Payless International	(1.4)	0.7	(0.7)	3.0	(3.7)	(123.3%)
PLG Wholesale	22.9	0.3	23.2	25.3	(2.1)	(8.3%)
PLG Retail	4.4	0.1	4.5	1.1	3.4	309.1%
Total	$49.2	$9.1	$58.3	$42.4	$15.9	37.5%

	2012	Adjusted(2) 2012	2011	Adjusted 2012 vs. 2011
Operating Margin
Payless Domestic	4.5%	6.1%	2.6%	350 bps
Payless International	(1.4%)	(0.7%)	3.1%	(380) bps
PLG Wholesale	9.9%	10.1%	11.9%	(180) bps
PLG Retail	6.6%	6.7%	1.8%	490 bps
Total	5.4%	6.4%	4.9%	150 bps
  Payless Domestic – Net sales increased due to a same store sales increase of 8.7% driven by the factors noted above.  From a category perspective, women's and kids' outperformed the overall comparable store average.  Adjusted operating profit(2) increased due principally to the higher sales, reduced markdowns and sales leverage.
  Payless International – Net sales increased from a combination of a 1% same store sales increase and the opening of new, higher volume stores, offset by a reduction in overall store count.  Canada posted a comparable store sales increase which was similar to Payless Domestic, while Latin America experienced a decline.  Adjusted operating profit(2) decreased due to a slowing of same store sales growth and the resultant margin decline in Latin America.
  PLG Wholesale – Domestic net sales increased based upon the strength of Sperry Top-Sider, Stride Rite Children's Group and International, offset partially by declines in Saucony and Keds.  Adjusted operating profit(2) declined due to higher product costs and the resultant margin pressure, offset by sales leverage.
  PLG Retail – Net sales increased by 10.2% as the result of a 14.9% increase in same store sales and the opening of 9 new Sperry Top-Sider stores, offset in part by operating 56 fewer Stride Rite stores.  Adjusted operating profit(2) increased as a result of stronger sales which improved gross margins and sales leverage.

Outlook for Collective Brands

  The 2012 effective tax rate is expected to be 17% on a non-GAAP basis excluding adjustments and discrete events.
  Depreciation and amortization for 2012 is expected to total approximately $125 million.
  Capital expenditures are expected to total approximately $80 - $85 million in 2012.
  As a result of its backlog of $211 million for delivery in second quarter 2012, which increased 8% year-over-year, PLG Wholesale sales in the second quarter of 2012 are expected to increase high single digits over second quarter 2011.
Notes to Financial Data

(1) Comparable store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores.

(2)This release contains certain non-GAAP financial measures.  These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures better reflect the underlying performance trends in Collective Brands' business and provide useful information to both management and investors.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows.  The measures used in this release are as follows:

Adjusted net income attributable to Collective Brands, Inc. – Defined as net income attributable to Collective Brands, Inc. excluding adjustments related to strategic review expenses, lease terminations, other exit costs, and their related tax adjustments.

Adjusted earnings per share – Defined as diluted earnings per share attributable to Collective Brands, Inc. common shareholders excluding adjustments related to strategic review expenses, lease terminations, other exit costs, and their related tax adjustments.

Adjusted gross margin – Defined as gross margin excluding adjustments related to lease terminations.
Adjusted operating profit – Defined as operating profit excluding adjustments related to strategic review expenses, lease terminations and other exit costs.

Adjusted operating margin – Defined as operating margin excluding adjustments related to strategic review expenses, lease terminations and other exit costs.

Adjusted EBITDA – Defined as earnings before adjustments, interest (including loss on early extinguishment of debt), taxes, depreciation and amortization. Adjusted EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

About Collective Brands

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. The company operates three strategic units: Payless ShoeSource, Collective Brands Performance + Lifestyle Group (PLG) and Collective Licensing International. Payless ShoeSource is one of the largest footwear retailers in the western hemisphere. It is dedicated to providing incredible values of on-trend and validated styles of footwear and accessories. PLG markets footwear and related products for children and adults under well-known brand names including Stride Rite, Sperry Top-Sider, Saucony, and Keds. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping on, each of Collective Brands' business units can be found at www.collectivebrands.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". All statements included or incorporated by reference in this release, other than statements that are historical facts, are forward-looking statements. The words "believe", "expected", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's reasonable judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance and results of our business include, but are not limited to: (i) the impact of competition and pricing; (ii) changes in consumer preferences and spending patterns; (iii) general economic, business and social conditions in the countries where the Company sources products and/or supplies or has or intends to open stores; (iv) changes in weather patterns; (v) the inability to renew material leases, licenses or contracts upon their expiration; (vi) the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; (vii) the financial condition of suppliers; (viii) changes in existing or potential duties, tariffs or quotas, and the application thereof; (ix) changes in relationships between the U.S. and foreign countries as well as between foreign countries; (x) economic and political instability in foreign countries or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; (xi) changes in trade, intellectual property, customs and/or tax laws; (xii) fluctuations in currency exchange rates (e.g. yuan, Canadian dollar, euro); (xiii) the ability to hire, train and retain associates; (xiv) performance of other parties in strategic alliances; (xv) outcomes of intellectual property or employment litigation, and class actions; (xvi) the ability to comply with local laws in foreign countries; (xvii) our ability to maintain and upgrade information systems; (xviii) threats or acts of terrorism or war; (xix) strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; (xx) changes in commodity prices such as oil; (xxi) uncertainties associated with the proposed sale of the Company (the "Merger") to an entity ("Parent") controlled by Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and Wolverine World Wide, Inc., including uncertainties relating to the anticipated timing of filings and approvals relating to the proposed Merger and the sale by Parent of the Company's Performance + Lifestyle Group business to a wholly owned subsidiary of Wolverine World Wide, Inc. (the "Carveout Transaction"), the expected timing of completion of the proposed Merger and the Carveout Transaction, the satisfaction of the conditions to the consummation of the proposed Merger and the Carveout Transaction, including financing conditions, the ability to complete the proposed Merger and the Carveout Transaction, and the impact of the pending transactions on our businesses, employees, customers and suppliers; and (xxii) other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 28, 2012 in Part I, Item 1A, "Risk Factors". The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's Form 10-K for the fiscal year ended January 28, 2012, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2011 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

COLLECTIVE BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

(dollars and shares in millions, except per share data)	13 Weeks Ended
	April 28,	April 30,
	2012	2011

Net sales	$ 912.1	$ 869.0

Cost of sales	587.0	559.1

Gross margin	325.1	309.9

Selling, general and administrative expenses	275.9	267.5

Operating profit	49.2	42.4

Interest expense	8.3	10.9

Interest income	(0.1)	(0.1)

Net earnings before income taxes	41.0	31.6

Provision for income taxes	7.0	3.4

Net earnings	34.0	28.2

Net earnings attributable to noncontrolling interests	(0.8)	(1.8)

Net earnings attributable to Collective Brands, Inc.	$ 33.2	$ 26.4

Earnings per share attributable to Collective Brands, Inc. common shareholders:
Basic	$ 0.55	$ 0.43
Diluted	$ 0.54	$ 0.42

Weighted average shares outstanding:
Basic	60.1	60.7
Diluted	60.8	61.7

COLLECTIVE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	April 28,	April 30,
(dollars in millions)	2012	2011

ASSETS:

Current assets:
Cash and cash equivalents	$193.1	$270.4
Accounts receivable, net	168.9	146.4
Inventories	571.4	575.9
Deferred income taxes	7.0	30.3
Prepaid expenses	62.2	61.1
Other current assets	21.6	20.1
Total current assets	1,024.2	1,104.2

Property and Equipment:
Land	5.9	6.7
Property, buildings and equipment	1,427.2	1,458.8
Accumulated depreciation and amortization	(1,071.2)	(1,042.0)
Property and equipment, net	361.9	423.5

Intangible assets, net	381.9	425.0
Goodwill	269.8	279.8
Deferred income taxes	11.5	10.5
Other assets	30.2	40.6

TOTAL ASSETS	$2,079.5	$2,283.6

LIABILITIES AND EQUITY:

Current liabilities:
Current maturities of long-term debt	$5.1	$5.1
Accounts payable	283.0	295.2
Accrued expenses	152.1	158.2
Total current liabilities	440.2	458.5

Long-term debt	603.6	658.2
Deferred income taxes	121.1	65.4
Other liabilities	200.0	211.9

Equity:
Collective Brands, Inc. shareowners' equity	685.7	859.0
Noncontrolling interests	28.9	30.6

Total equity	714.6	889.6

TOTAL LIABILITIES AND EQUITY	$2,079.5	$2,283.6

COLLECTIVE BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	13 Weeks Ended
	April 28,	April 30,
(dollars in millions)	2012	2011

OPERATING ACTIVITIES:
Net earnings	$34.0	$28.2
Adjustments for non-cash items included in net earnings:
Loss on impairment and disposal of assets	1.5	2.2
Depreciation and amortization	30.7	33.2
Provision for losses on accounts receivable	0.4	0.2
Share-based compensation expense	2.4	3.5
Deferred income taxes	(1.5)	(0.7)
Changes in working capital:
Accounts Receivable	(23.4)	(30.3)
Inventories	(6.9)	(41.2)
Prepaid expenses and other current assets	(0.5)	(4.0)
Accounts payable	(8.3)	(3.4)
Accrued expenses	8.6	(25.4)
Changes in other assets and liabilities, net	(0.8)	(3.6)

Cash flow provided by (used in) operating activities	36.2	(41.3)

INVESTING ACTIVITIES:
Capital expenditures	(22.0)	(10.8)

Cash flow used in investing activities	(22.0)	(10.8)

FINANCING ACTIVITIES:
Repayment of debt	(1.3)	(1.3)
Issuances of common stock	1.0	1.7
Purchases of common stock	(1.3)	(4.4)
Distribution to noncontrolling interests	(1.2)	(3.0)

Cash flow used in financing activities	(2.8)	(7.0)

Effect of exchange rate changes on cash	0.4	5.4

Increase (decrease) in cash and cash equivalents	11.8	(53.7)

Cash and cash equivalents, beginning of year	181.3	324.1
Cash and cash equivalents, end of period	$193.1	$270.4

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

(dollars in millions)
	13 weeks ended	13 weeks ended
	April 28, 2012	April 30, 2011
Net earnings	$ 34.0	$ 28.2

Provision for income taxes	7.0	3.4

Net interest expense	8.2	10.8

Depreciation and amortization	30.1	32.6

Strategic review expenses	6.4	-

Lease termination costs	1.7	-

Other exit costs	1.0	-

Adjusted EBITDA	$ 88.4	$ 75.0

COLLECTIVE BRANDS, INC.
SUMMARY OF PRE-TAX NON-GAAP ADJUSTMENTS
FOR THE THIRTEEN WEEKS ENDED APRIL 28, 2012
(UNAUDITED)

(in millions)	Payless Domestic	Payless International	PLG Retail	PLG Wholesale	Total

Strategic review expenses	$ 6.1	$ -	$ -	$ 0.3	$6.4
Lease termination costs	1.0	0.7	-	-	1.7
Other exit costs	0.9	-	0.1	-	1.0
Total	$ 8.0	$ 0.7	$ 0.1	$ 0.3	$9.1

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FOR THE THIRTEEN WEEKS ENDED JANUARY 28, 2012
(UNAUDITED)

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN

(dollars in millions)

Gross margin: as reported (GAAP basis)	$325.1
Lease termination costs	1.7
Gross margin: non-GAAP basis	$326.8

RECONCILIATION OF GAAP TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(dollars in millions)

Selling, general and administrative expenses: as reported (GAAP basis)	$275.9
Strategic review expenses	(6.4)
Other exit costs	(1.0)
Selling, general and administrative expenses: non-GAAP basis	$268.5

RECONCILIATION OF GAAP TO NON-GAAP OPERATING PROFIT

(dollars in millions)

Operating profit: as reported (GAAP basis)	$ 49.2
Lease termination costs	1.7
Strategic review expenses	6.4
Other exit costs	1.0
Operating profit: non-GAAP basis	$ 58.3

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS ATTRIBUTABLE TO COLLECTIVE BRANDS, INC.

(dollars in millions)

Net earnings attributable to Collective Brands, Inc.: as reported (GAAP basis)	$ 33.2
Lease termination costs	1.7
Strategic review expenses	6.4
Other exit costs	1.0
Tax impact of adjustments	(0.6)
Net earnings attributable to Collective Brands, Inc.: non-GAAP basis	$ 41.7

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COLLECTIVE BRANDS, INC.

Diluted earnings per share attributable to Collective Brands, Inc.: as reported (GAAP basis)	$ 0.54
Adjustment	0.14	(a)
Diluted earnings per share attributable to Collective Brands, Inc.: non-GAAP basis	$ 0.68

Note to adjustment:
(a) Represents the per share impact of the lease termination costs, strategic review expenses and other exit costs including the per share tax impact of adjustments.

CONTACT: Investors, Doug Treff, +1-785-559-5369, or Media, Mardi Larson, +1-612-928-0202